EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached statement on Schedule 13D and of all amendments to such statement and that such statement and all amendments to such statement are made on behalf of all of them.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2004.

BRASILCEL N.V.	PORTUGAL TELECOM, SGPS, S.A.

By: /s/ Francisco José Azevedo Padinha	By: /s/ Miguel Horta e Costa

Name: Francisco José Azevedo Padinha	Name: Miguel Horta e Costa
Title: Chief Executive Officer	Title: President Chief Executive Officer

By: /s/ Javier Rodríguez Garcia	By: /s/ Zeinal Bava

Name: Javier Rodríguez Garcia	Name: Zeinal Bava
Title:	Title: Chief Financial Officer

TMN — TELECOMUNICAÇÕES MÓVEIS NACIONAIS, S.A.	PT MÓVEIS, SGPS, S.A.

By: /s/ Iriarte José Araújo Esteves	By: /s/ Carlos Manuel L Vasconcellos Cruz

Name: Iriarte José Araújo Esteves	Name: Carlos Manuel L Vasconcellos Cruz
Title: Chief Executive Officer	Title: Chief Executive Officer

By: /s/ Maria da Graça Galvão de Carvalho	By: /s/ Álvaro José Roquette Morais

Name: Maria da Graça Galvão de Carvalho	Name: Álvaro José Roquette Morais
Title: Director and Executive Officer	Title: Chief Operating Officer

PORTELCOM PARTICIPAÇÕES S.A.

By: /s/ Eduardo Perestrelo Correia de Matos

Name: Eduardo Perestrelo Correia de Matos Title: President

By: /s/ João Luís Tenreiro Barroso

Name: João Luís Tenreiro Barroso Title: Director

[Signature Page to Schedule 13D]